Exhibit 23.3--Report of Independent Auditors



Board of Directors and Shareholders
Delta Woodside Industries, Inc.


We have audited the accompanying consolidated balance sheet of Delta Woodside Industries, Inc. as of July 2,
1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended July 2, 1994. Our audits also included the financial statement schedules of Delta Woodside Industries, Inc. for the years ended July
2, 1994 and July 3, 1993. These financial statements and schedules are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examine, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidation financial position of Delta Woodside
Industries, inc. at July 2, 1994, and the consolidated results of its operations and its cash flows for each of the two years in the period ended July 2, 1994, in conformity with generally accepted accounting principles.
Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                         /s/ Ernst & Young LLP

Greenville, South Carolina
August 17, 1994,
except for the first sentence of
the second paragraph of Note E,
as to which the date is
September 7, 1994